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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported)      November 16, 1999
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                              HUDSON UNITED BANCORP
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               (Exact Name of Registrant as Specified in Charter)




          New Jersey                  1-08660                 22-2405746
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(State or Other Jurisdiction    (Commission File No.)      (I.R.S. Employer
     of Incorporation)                                    Identification No.)




1000 MacArthur Boulevard, Mahwah, NJ                        07430
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(Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code    (201) 236-2600
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.        Other Events.


         On November 16, 1999, Hudson United Bancorp ("HUB") announced the declaration of its reqularly quarterly cash dividend of $0.25 per common share and a 3% stock dividend. Both the $0.25 per share cash dividend and the 3% stock dividend will be payable on December 1, 1999 to holders of record as of the close of business on November 26, 1999. However, the $0.25 cash dividend will be paid before the stock dividend. Therefore, no cash dividend will accompany the new shares arising from the stock dividend in December.

         As a result of the 3% stock dividend the exchange ratios for three pending HUB mergers will be changed. The exchange ratio for JeffBanks shareholders, who approved their merger with Hudson United on November 15, 1999, will be increased from .95 shares of Hudson for each share of JeffBanks to .9785 shares of Hudson. The exchange ratio for Southern Jersey Bancorp of Delaware, Inc. {"Southern Jersey") shareholders, who also approved their merger with HUB November 15, 1999, will be increased from 1.26 shares of HUB for each share of Southern Jersey to 1.2978 shares of HUB. The exchange ratio in the merger of equals with Dime Bancorp, Inc. ("Dime") will be increased from .585 to .60255 shares for each Dime share. Hudson holders in the merger of equals with Dime will continue to receive one share of the surviving company for each share of Dime.

         HUB is the multi-state bank holding company for Hudson United Bank which has 170 offices in New Jersey, New York and Connecticut. With pending acquisitions, the company will expand its franchise into Pennsylvania and will have total assets in excess of $9.0 billion. The company's banking subsidiaries offer a full array of innovative products and services to retail and commercial markets, including imaged checking accounts, 24-hour telephone banking, loans by phone, alternative investments, insurance products, private label credit programs, trust services and a wide variety of commercial loans and services including international services, cash management services, asset based loans and SBA loans.



Item 7.        Exhibits.


               Exhibit 99 - Press Release dated November 16, 1999.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         HUDSON UNITED BANCORP


                                          D. LYNN VAN BORKULO-NUZZO
Dated: November 24, 1999              By: ____________________________
                                          D. Lynn Van Borkulo-Nuzzo
                                          Executive Vice-President and Secretary